Exhibit 32(a)

18 U.S.C. Section 1350 Certification

I hereby certify pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the “Company”) for the quarterly period ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph Haskins, Jr.	August 9, 2006

	Joseph Haskins, Jr.	Date
President and Chief Executive Officer
Joseph Haskins, Jr.

Exhibit 32(b)

18 U.S.C. Section 1350 Certification

I hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the “Company”) for the quarterly period ended June 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Teodoro J. Hernandez	August 9, 2006

	Teodoro J. Hernandez	Date
Vice President and Treasurer
Teodoro J. Hernandez